EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of this 30th day of July, 1996, by and between BAYWOOD INTERNATIONAL, INC., a Nevada corporation (the "Corporation") and Harvey Turner ("Mr. Turner").

         A. The Corporation wishes to employ Mr. Turner as President and Chief Executive Officer of the Corporation.

         B. Mr. Turner is willing to be employed by the Corporation on the terms and conditions set forth below.

         The Corporation and Mr. Turner agree as follows:

         1. Employment. The Corporation will employ Mr. Turner as the President and Chief Executive Officer of the Corporation. Mr. Turner will perform such further duties consistent with his status as President and Chief Executive Officer as may be required of him by the Corporation under and subject to the instruction, direction and control of the Board of Directors of the Corporation.

         2. Devotion to Employment. Mr. Turner accepts employment with the Corporation on the terms and conditions of this Agreement, and will devote all of his business time and effort to perform his duties on behalf of the Corporation in his position as set forth in paragraph 1, provided, however that nothing herein shall be construed to prevent Mr. Turner from making and supervising personal investments. During the term of this Agreement, Mr. Turner shall not be actively engaged in any other business activity which will in any way impair his ability to properly meet his obligations to the Corporation or represent any activity competitive with the Corporation or detrimental to its business. Mr. Turner agrees to comply with the reasonable policies, standards and regulations of the Corporation from time to time established.

         3. Compensation and Benefits. The Corporation agrees to pay Mr. Turner compensation for his services as follows:

                  3.1 Base Salary. The Corporation will pay Mr. Turner an annual base salary, subject to withholding taxes and other normal payroll deductions, as follows:

         Annual Base Salary                      Dates
         ------------------                      -----

             $108,000                   through April 18, 1997
             $125,000                   April 19, 1997 through April 18, 1998

                  3.2 Bonuses. In addition to the Base Salary, Mr. Turner may receive such bonuses and increases in Base Salary, if any, as may be awarded to him from time to time by the Corporation's Board of Directors.
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                  3.3  Benefits.  Mr.  Turner shall be entitled to such medical, dental, disability, life insurance and other benefits and perquisites, if any, no less favorable than such as are afforded to any other senior executive of the Corporation, subject to applicable waiting periods and other conditions. Such medical, dental and other health insurance shall also provide coverage for Mr. Turner's spouse and dependent children, if any. Mr. Turner shall be entitled to four weeks of vacation in each employment year.

                  3.4 Business Expenses. The Corporation will pay or reimburse Mr. Turner for all transportation, hotel and other expenses reasonably incurred by Mr. Turner on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Corporation against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures. The Corporation shall provide Mr. Turner with a corporate credit card from a major issuer to facilitate payment of such expenses.

                  3.5 Automobile Allowance. The Corporation shall pay Mr. Turner the sum of $12,000 per year as an automobile allowance for business use. Mr. Turner shall provide his own automobile insurance satisfactory to the Corporation.

                  3.6 Indemnification. The Corporation shall indemnify Mr. Turner and hold Mr. Turner harmless to the fullest extent allowed by law with respect to any claim brought against Mr. Turner as a result of or in connection with his employment hereunder or other affiliation with the Company or its Affiliates, and/or in connection with liabilities under the Securities Act of 1933, as amended, whether such claim arises from events occurring during, prior to or after the term of this Agreement, including reasonable attorneys' fees, settlement costs, and all other costs and expenses which may be incurred by Mr. Turner in connection with the defense or settlement thereof which fees, costs and expenses shall be paid on behalf of, or reimbursed to, Mr. Turner as they are incurred, to the extent legally permissible. The Corporation's obligations under this Section 3.6 shall survive the termination of this Agreement.

         4.  Stock  Options.   In  consideration  of  Mr.  Turner's   employment
hereunder, the Corporation and Mr. Turner are simultaneously executing a Stock Option Agreement pursuant to which Corporation is granting Mr. Turner the option to purchase 200,000 shares of the Corporation's Common Shares as follows: subject to shareholder approval and subject to his continued employment until April 19, 1997, when the Second Option vests, Mr. Turner has the option to purchase 100,000 shares of Common Shares at a purchase price of $0.52 per share exercisable immediately and until April 18, 2006 and 100,000 shares of Common Shares at a purchase price of $0.52 per share exercisable on April 19, 1997 and until April 18, 2007. The grant of options in the Stock Option Agreement are subject to shareholder approval at the Corporation's 1996 Annual Meeting. Failing shareholder approval of the options at the Annual Meeting, the Stock Option Agreement will be voided, and thereupon the Corporation and Mr. Turner will negotiate alternative compensation of equivalent value to him.
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         5. Term. The term of this Agreement  shall be deemed to be effective as of the date hereof, and shall continue for a term of two (2) years from Mr. Turner's appointment as President and Chief Executive Officer, continuing until April 18, 1998, unless sooner terminated as provided herein.

         6. Termination. This Agreement shall terminate:

                  6.1 Death or Disability.  (a) Upon the death of Mr. Turner, or
(b) upon notice by the Corporation, if Mr. Turner fails, because of illness or incapacity, to render the services contemplated by this Agreement for a period of six consecutive months. If termination occurs under this paragraph 6.1, the Corporation shall pay to Mr. Turner (or his estate, as the case may be), an amount equal to his then-current compensation, including salary and bonuses, for 90 days following termination.

                  6.2  Termination by  Corporation  for Cause.  For cause,  upon notice to Mr. Turner by the Corporation. As used herein, "cause" shall mean: (a) the refusal or failure by Mr. Turner to carry out specific directions of the Chief Executive Officer or the Board which are of a material nature and consistent with his status as President and Chief Executive Officer, the refusal or failure by Mr. Turner to perform a material part of his duties hereunder, or a breach of any of Mr. Turner's fiduciary duties to the Corporation; (b) fraudulent or dishonest action by Mr. Turner in his relations with Corporation or any of its Affiliates, or with any customer or business contact of the Corporation or any of its Affiliates ("dishonest" for those purposes shall mean Mr. Turner's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (c) the conviction of Mr. Turner of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Mr. Turner's acts described in clause (a) above unless the Corporation shall have given written notice to Mr. Turner specifying the "cause" with reasonable particularity and, within five business days after such notice Mr. Turner shall not have cured or eliminated the problem or thing giving rise to such "cause." If termination occurs under this paragraph 6.2, Mr. Turner shall not receive any salary, bonuses or other compensation relative to his termination or after his termination. Salary or bonuses accrued prior to such termination shall not be affected.

                  6.3 Termination by Mr. Turner. Upon not less than 10 days' written notice by Mr. Turner to the Corporation. If termination occurs under this paragraph 6.3, Mr. Turner shall not receive any salary, bonuses or other compensation relative to his termination or after his termination. Salary or bonuses accrued prior to such termination shall not be affected.

                  6.4 Termination Without Cause. The Board of Directors may terminate Mr. Turner at any time without cause. If the Corporation terminates Mr. Turner without cause, the Corporation will, upon termination, pay Mr. Turner a lump sum equal to the amount of his salary, bonuses or other compensation which he would have received for 12 months. For purposes of determining the amount of the lump sum payment salary shall be set at the rates set
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forth in Section 3.1 hereof as if Mr. Turner  continued his employment  with the
Corporation for the period in question.

         7.  Resignation  as  Director.  If,  for any  reason,  (a)  Mr.  Turner terminates his employment with the Corporation, or (b) the Corporation terminates Mr. Turner's employment under the terms of this Agreement, or (c) this Agreement expires without being renewed or extended, then Mr. Turner will resign as a director, effective upon the occurrence of such termination or expiration, whichever is applicable.

         8. Protection of Confidential Information; Non-Competition.

                  8.1 Confidential Information. Mr. Turner warrants that he is not subject to any restriction on his executing and performing this Agreement, and acknowledges that:

                  (a) As a result of his employment by the Corporation, Mr. Turner will obtain secret and confidential information concerning the business of the Corporation and its Affiliates, including, without limitation, financial information, patents and other proprietary rights, trade secrets and "know-how," customers, and certain business methodologies ("Confidential Information").

                  (b) The Corporation and its Affiliates will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Corporation or thereafter, Mr. Turner should divulge Confidential Information or, thereafter, Mr. Turner should enter a business competitive with those of the Corporation.

                  (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Corporation and its Affiliates.

                  8.2 Maintain Confidentiality. Mr. Turner agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Corporation or any of its Affiliates, except (a) in the course of performing his duties hereunder, (b) with the
Corporation's express written consent; (c) to the extent that any such information is in the public domain other than as a result of Mr. Turner's breach of any of his obligations hereunder; or (d) where required to be disclosed by court order subpoena or other government process. If Mr. Turner shall be required to make disclosure pursuant to the provisions of clause (d) of the preceding sentence, Mr. Turner promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Corporation and, at the Corporation's expense, Mr. Turner shall: (i) take all reasonably necessary steps required by the Corporation to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit the Corporation to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.
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                  8.3  Records.  Upon  termination  of his  employment  with the
Corporation, Mr. Turner will promptly deliver to the Company all original memoranda, notes, records, reports, manuals, drawings, blueprints, formula and other documents relating to the business of the Corporation and its Affiliates and all property associated therewith, which he may then possess or have under his control; provided, however, that Mr. Turner shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Corporation.

                  8.4 Non-Compete. During the 12-month period following the termination of Mr. Turner's employment with the Corporation under the terms of this Agreement, Mr. Turner, without the prior written permission of the Corporation, shall not, anywhere in the United States of America, directly or indirectly, (a) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below); (b) engage in any Competitive Business for his own account;
(c) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity;
(d) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Corporation in the six-month period prior to the termination of Mr. Turner's employment; or (e) solicit, interfere with, or endeavor to entice away from the Corporation, for the benefit of a Competitive Business, any of its customers or other persons with whom the Corporation has a contractual relationship. However, nothing in this Agreement shall preclude Mr. Turner from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

                  8.5 Injunctive Relief. If Mr. Turner breaches, or threatens to breach, any of the provisions of Sections 8.2, 8.3 or 8.4, the Corporation shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Mr. Turner that the services being rendered hereunder to the Corporation are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Corporation and that money damages will not provide an adequate remedy in the Corporation.

                  8.6  Modification of Scope. If any provision of Section 8.2 or
8.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

         9. Definitions. As used in this Agreement:

                  9.1 "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Corporation.
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                  9.2  "Competitive  Business"  shall mean a  business  which is directly competitive with any business engaged in by the Corporation which accounted for more than 10% of the Corporation's gross revenues for its last completed fiscal year.

         10. Notices. All notices provided for by this Agreement shall be made in writing and shall be deemed given when (a) personally delivered to the party entitled to receive it; (b) transmitted by electronic means; or (c) mailed first class mail, by certified mail, return receipt requested, addressed to the person entitled to it at the address set forth below (or at such other address as may have been designated by written notice). The notice shall be deemed to be received on the date of its actual delivery or electronic transmission to the party entitled thereto, or three days after mailing. If sent to the Corporation, notices shall be delivered to:

                           Baywood International, Inc.
                           14950 North 83rd Place, Suite 1
                           Scottsdale, Arizona 85260
                           Telecopier:  (602) 483-2168

         with copies to:

                           Jon A. Titus
                           Titus, Brueckner & Berry, P.C.
                           7373 North Scottsdale Road
                           Scottsdale Centre, Suite B-252
                           Scottsdale, Arizona  85253
                           Telecopier:  (602) 483-3215

and, if sent to Mr. Turner, notices shall be delivered to:

                           Harvey Turner
                           8046 East Via De La Escuela
                           Scottsdale, Arizona 85258

                           Marked "Personal and Confidential"

         11. Assignment. The rights and benefits of the Corporation under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by, its successors and assigns. Mr. Turner may not assign this Agreement, but it shall inure to the benefit of and be binding upon his heirs and legal representatives.

         12. Arbitration. In the event of any dispute between the parties as to the interpretation of any of the terms and provisions of this agreement, the matter shall be submitted to arbitration in the following manner:

                  Either party shall serve written notice upon the other party that they desire to submit the dispute to arbitration and within fifteen (15) days of the date of any such written
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notice each party shall  appoint an arbitrator  within ten (10) days  thereafter the two arbitrators so selected shall appoint a third. In the event either party shall fail to appoint an arbitrator within such fifteen-day period or if the two arbitrators so appointed shall fail to select a third within such ten-day period, then a judge of the Superior Court of Maricopa County or such other court as may have jurisdiction thereover shall appoint such arbitrator. The three arbitrators shall determine the controversy in accordance with the Rules of the American Arbitration Association and a decision of the majority of the arbitrators shall bind and be conclusive upon the parties. The parties shall pay the expense of arbitration in the manner determined by the arbitrators and judgment upon the award rendered by the arbitrators may, if permissible, be entered in any court having jurisdiction.

         13. Miscellaneous.

                  13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

                  13.2 Waiver. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. Waiver by either party hereto of any breach or default by the other party of any of the terms and provisions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waiver.

                  13.3 Severability. All agreements, provisions, representations, warranties and covenants contained herein are severable, and in the event that any one or more of them shall be held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby, and this Agreement shall be interpreted as if such invalid, illegal or unenforceable agreements, provisions or covenants were not contained herein.

                  13.4 Entire Agreement. This Agreement, together with the Stock Option Agreement being executed between the parties, constitutes and embodies the full and complete understanding and agreement of the parties hereto provided, and supersedes all prior under standings or agreements, whether oral or in writing.

         The parties have executed this Agreement the day and year first above-written.

BAYWOOD INTERNATIONAL, INC.                      "Mr. Turner"


By:      /s/ Georgia Aadland                     /s/ Harvey Turner
    ------------------------                     ---------------------------
                                                 Harvey Turner

 Its       Secretary
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